UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): April 18, 2011

STERICYCLE, INC.

(Exact name of registrant as specified in its charter)

Delaware

0-21229

36-3640402

(State or other juris-

(Commission file

(IRS employer

diction of incorporation)

number)

identification number)

28161 North Keith Drive

Lake Forest, Illinois 60045

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(847) 367-5910

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01

Completion of Acquisition or Disposition of Assets

On April 18, 2011, we completed our acquisition of Healthcare Waste Solutions, Inc., a Delaware corporation (“HWS”), pursuant to the agreement and plan of merger, dated as of September 24, 2010, as amended, that we and our acquisition subsidiary entered into with HWS and Joseph Mayernik as shareholder representative. Pursuant to the merger agreement and upon completion of the merger, our acquisition subsidiary was merged with and into HWS and HWS became a wholly-owned subsidiary of ours. Completion of the merger followed our agreement with the U.S. Department of Justice and the State of New York providing for clearance of the transaction under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

The total merger consideration was $237,000,000 in cash, subject to the various adjustments provided for in the merger agreement, including a reduction for HWS’s indebtedness as of the closing date. In addition, $10,000,000 of the merger consideration was deposited into escrow to cover indemnification obligations of the HWS shareholders and in-the-money option holders under the merger agreement.

There was no material relationship between us or any of our officers, directors or affiliates and any shareholder of HWS.

Item 9.01

Financial Statements and Exhibits

(d)

Exhibits

The following exhibits are filed with this report:

2.1

Agreement and Plan of Merger, dated as of September 24, 2010, by and among Stericycle, Inc., a Delaware corporation, SAMW Acquisition Corp., a Delaware corporation, Healthcare Waste Solutions, Inc., a Delaware corporation, and Joseph Mayernik as shareholder representative (incorporated by reference to Exhibit 2.1 to our quarterly report on Form 10-Q for the quarter ended September 30, 2010)

2.2

Amendment No. 1 to Agreement and Plan of Merger, dated as of April 15, 2011, by and among Stericycle, Inc., SAMW Acquisition Corp., Healthcare Waste Solutions, Inc. and Joseph Mayernik as shareholder representative

99.1

Press release issued by Stericycle on April 18, 2011

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 20, 2011.

Stericycle, Inc.

By

/s/ FRANK J.M. TEN BRINK

Frank J.M. ten Brink

Executive Vice President and

Chief Financial Officer

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